                                                            Exhibit 24(b)5c

                        INVESTMENT SUBADVISORY CONTRACT

     CONTRACT made this ___ day of ______________ 1997 by and between AIB Govett, Inc. (the "Manager"), a Maryland corporation, and AIB Asset Management (Dublin) Limited (the "Subadviser"), an Irish company.

     WHEREAS, each of the Manager and the Subadviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, The Govett Funds, Inc., a Maryland corporation (the "Company"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and, pursuant to the Investment Management Contract dated of even date herewith (the "Investment Management Contract") between the Company and the Manager, the Manager provides investment advisory and administrative services to the Company for each of the separate series of the Company's Common Stock;

     WHEREAS, the Manager desires to retain the Subadviser to render investment advisory to the Company and to each of the series listed on Schedule A hereto
                                                            ----------
(all such series of stock hereinafter collectively referred to as the "Portfolios"), subject to all approvals required pursuant to the requirements of the Investment Company Act; and

     WHEREAS, the Subadviser is willing to render such services under the terms of this Contract:

     1. Appointment of Subadviser. The Manager hereby appoints the Subadviser to act as investment subadviser adviser to the Company and the Portfolios for the period and on such terms as are set forth in this Contract. The Subadviser hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Duties as Investment Subadviser. Subject to the supervision of the Company's Board of Directors ("Board") and the Manager, the Subadviser will be responsible for providing a continuous investment program for each of the Company's Portfolios, including the provision of investment research and management with respect to all securities and investments and cash equivalents purchased, sold or held in the Portfolios and the selection of brokers and dealers through which securities transactions for the respective Portfolios will be executed. In carrying out its responsibilities under this Contract, the Subadviser will at all times act in accordance with the investment objectives, policies and restrictions of each Portfolio as stated in the current Registration Statement as it may be amended from time to time ("Registration Statement") as well as all applicable rules and regulations of the Securities and Exchange Commission.

                                                                 Exhibit 24(b)5c

     The Subadviser further agrees that it will:

          (a) report regularly to the Manager and to the Company's Board of Directors and make available appropriate persons for the purposes of reviewing with representatives of the Manager and the Company on a regular basis at reasonable times the management of the Portfolios, including, without limitation, review of the general investment strategy of the Portfolios, the performance of the Portfolios in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace;

          (b) conform with all applicable regulations of the Securities and Exchange Commission and conduct its activities under this Contract in accordance with all applicable regulations of any governmental authority with jurisdiction over the Subadviser's investment advisory activities hereunder;

          (c) maintain all books and records with respect to the securities transactions of each Portfolio and furnish to the Board such special reports as the Board may request from time to time; and

          (d) will receive the research and recommendations of the Manager with respect to the investment and reinvestment of the management of the Portfolios.

     3. Orders and Commissions. In placing orders with brokers and dealers, the Subadviser shall obtain the most favorable execution of such orders. However, the Subadviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Manager or Subadviser with research, analysis, advice and similar services, and the Subadviser may cause the Manager to pay to those brokers or dealers on behalf of the Company, in return for research and analysis, a higher commission or spread than may be charged by other brokers or dealers, provided that the Subadviser determines in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Subadviser to the Manager, the Company or both, and any other accounts with respect to which the Subadviser exercises investment discretion. In no instance will securities be purchased from or sold to the Subadviser or any affiliated person of the Subadviser except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act.

     4. Services Not Exclusive. The services furnished by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.

                                                                 Exhibit 24(b)5c

     5. Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, all records that the Subadviser maintains for any of the Company, the Manager and the Portfolios are the property of the Company or the Manager, as the case may be, and the Subadviser will surrender promptly to the Company or the Manager any of such records upon request by the Company or the Manager, respectively. The Subadviser will preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by it pursuant to Rule 31a-1 under the Investment Company Act.

     6. Expenses of the Manager. During the term of this Contract, the Subadviser will bear all expenses incurred in the conduct of its operations, except:

          (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolios and any losses incurred in connection therewith; and

          (b) those expenses not specifically assumed by the Manager or another person.

     7. Compensation. For the services provided and the expenses assumed pursuant to this Contract, the Manager will pay to the Subadviser a monthly fee calculated at the per annum rate reflected on Schedule A to this Contract.
                                              ----------

     8. Limitation of Liability of the Subadviser. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager, the Company or any of its Portfolios in connection with the matters to which this Contract relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, or sale of any security on behalf of any Portfolio of the Company, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, partner, employee, or agent of the Subadviser, who may be or become an officer, director, employee or agent of the Company or the Manager shall be deemed, when rendering services to the Manager, Company or any of its Portfolios or acting in any business of the Manager, Company or any of its Portfolios, to be rendering such services to, or acting solely for, the Manager, the Company or any of its Portfolios and not as an officer, partner, employee, or agent or one under the control or direction of the Subadviser even though paid by the Subadviser.

     9. Duration and Termination. This Contract shall become effective upon the date first above written and shall continue automatically with respect to such Portfolio(s) for successive periods of twelve months each, so long as such continuance is specifically approved with respect to such Portfolio(s) at least annually by (a) the

                                                                 Exhibit 24(b)5c

vote of a majority of those members of the Board who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (b) all of the members of the Board or by vote of the holders of a majority of the outstanding voting securities of such Portfolio(s).

     Notwithstanding the foregoing, this Contract may be terminated with respect to any Portfolio or the Company at any time, without the payment of any penalty by the Company, upon the vote of the Board or the vote of a majority of the outstanding voting securities of such Portfolio or the Company and on 60 days' written notice to the Subadviser or by the Subadviser at any time, without the payment of any penalty, on 60 days' written notice to the Manager and the Company. As used in this Contract, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the Investment Company Act.

     In the event that this Contract shall not be approved in the manner provided herein or shall have been terminated with respect to any Portfolio, the Subadviser and the Manager shall continue to be bound by the terms of this Contract with respect to any other Portfolio provided that this Contract shall have been approved in the manner contemplated herein with respect to such Portfolio.

     This contract shall terminate automatically upon its assignment or upon the assignment of the Investment Management Contract.

     10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio(s) affected by such amendment.

     11. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of California. Any notice required or permitted to be given under this Contract shall be in writing and delivered either personally, by facsimile (confirming receipt by telephone), or by international air courier to the parties as follows:

If to the Manager:
-----------------
AIB Govett, Inc.

                                                                 Exhibit 24(b)5c

250 Montgomery Street, 12th Floor
San Francisco, CA 94104
Attn.: President
Tel: (415) 263-1880
Fax: (415) 263-1865

If to the Subadviser:
---------------------
AIB Asset Management (Dublin) Limited
c/o AIB Govett Asset Management Limited
Shackleton House
4 Battle Bridge Lane
London SE1 2HR England
Attn.: Managing Director
Tel: (44 171) 378-7979
Fax: (44 171) 638-3468


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

                                                                 Exhibit 24(b)5c

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                AIB ASSET MANAGEMENT (DUBLIN) LIMITED

                                By:
Attest:                         Title:



                                AIB GOVETT, INC.

                                By:
Attest:                         Title:
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                                                                 Exhibit 24(b)5c

                                  SCHEDULE A

                               Rate
Fund Name              (of the average daily net assets)
---------              ---------------------------------

Govett Europe Fund                              [1.00%]